Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
EMCORE Corporation:

We consent to the incorporation by reference in the registration statement Nos. 333-160368, 333-37306, 333-60816, 333-118076, 333-132317, 333-160360, 333-132318, 333-159769, 333-27507, 333-36445, 333-118074, 333-39547, 333-45827, 333-171929, 333-175777, 333-185699, 333-185698, 333-189451, 333-197179 and 333-211192 on Form S-8 of EMCORE Corporation; and registration statement Nos. 333-160437 and 333-183256 on Form S-3 of EMCORE Corporation of our report dated December 7, 2016, with respect to the consolidated balance sheets of EMCORE Corporation as of September 30, 2016 and 2015, and the related consolidated statements of operations and comprehensive income, shareholders' equity and cash flows, for each of the years in the three-year period ended September 30, 2016, and the effectiveness of internal control over financial reporting as of September 30, 2016, which reports appear in the September 30, 2016 annual report on Form 10-K of EMCORE Corporation.

/s/ KPMG LLP

KPMG LLP
Albuquerque, New Mexico
December 7, 2016